EXHIBIT 99.1

VEECO REPORTS SECOND QUARTER 2022 FINANCIAL RESULTS

Second Quarter 2022 Highlights:

●	Revenues of $164.0 million, compared with $146.3 million in the same period last year
●	GAAP net income of $9.7 million, or $0.18 per diluted share, compared with $6.3 million, or $0.12 per diluted share in the same period last year
●	Non-GAAP net income of $20.0 million, or $0.35 per diluted share, compared with $17.9 million, or $0.35 per diluted share in the same period last year

Plainview, N.Y., August 8, 2022 -- Veeco Instruments Inc. (Nasdaq: VECO) today announced financial results for its second quarter ended June 30, 2022. Results are reported in accordance with U.S. generally accepted accounting principles (“GAAP”) and are also reported adjusting for certain items (“Non-GAAP”). A reconciliation between GAAP and Non-GAAP operating results is provided at the end of this press release.

U.S. Dollars in millions, except per share data

GAAP Results	Q2 '22	Q2 '21
Revenue	$164.0	$146.3
Net income	$9.7	$6.3
Diluted earnings per share	$0.18	$0.12

Non-GAAP Results	Q2 '22	Q2 '21
Operating income	$23.0	$21.3
Net income	$20.0	$17.9
Diluted earnings per share	$0.35	$0.35

“We had another record revenue quarter in our semiconductor business with significant contributions coming from our laser annealing and advanced packaging lithography systems,” commented Bill Miller, Veeco’s Chief Executive Officer. “Demand is stemming predominantly from advanced and trailing node logic applications where Veeco’s semiconductor exposure is greatest. Our new San Jose facility is on track to be completed by the end of the third quarter, and the increased manufacturing footprint is enabling our semiconductor growth.”

“We’re experiencing success with the investments we’ve made in our evaluation program as demonstrated by the continued adoption of our technologies by leading customers. Looking ahead, the Veeco United team remains committed to achieving our full year 2022 targets.”

Guidance and Outlook

The following guidance is provided for Veeco’s third quarter 2022:

●	Revenue is expected in the range of $160 million to $180 million
●	GAAP diluted earnings per share are expected in the range of $0.14 to $0.30
●	Non-GAAP diluted earnings per share are expected in the range of $0.32 to $0.48

Conference Call Information

A conference call reviewing these results has been scheduled for today, August 8, 2022 starting at 5:00pm ET. To join the call, dial 1-888-220-8474 (toll free) or 1-646-828-8193 and use passcode 6606156. Participants may also access a live webcast of the call by visiting the investor relations section of Veeco's website at ir.veeco.com. A replay of the webcast will be made available on the Veeco website that evening. We will post an accompanying slide presentation to our website prior to the beginning of the call.

About Veeco

Veeco (NASDAQ: VECO) is an innovative manufacturer of semiconductor process equipment. Our proven ion beam, laser annealing, lithography, MOCVD, and single wafer etch & clean technologies play an integral role in the fabrication and packaging of advanced semiconductor devices. With equipment designed to optimize performance, yield and cost of ownership, Veeco holds leading technology positions in the markets we serve. To learn more about Veeco’s systems and service offerings, visit www.veeco.com.

Forward-looking Statements

This press release contains “forward-looking statements”, within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, as amended, that are based on management’s expectations, estimates, projections and assumptions. Words such as “expects,” “anticipates,” “plans,” “believes,” “scheduled,” “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements. Forward-looking statements include, but are not limited to, those regarding anticipated growth and trends in our businesses and markets, industry outlooks and demand drivers, our investment and growth strategies, our development of new products and technologies, our business outlook for current and future periods, the impact of the COVID-19 pandemic, our ongoing transformation initiative and the effects thereof on our operations and financial results; and other statements that are not historical facts. These statements and their underlying assumptions are subject to risks and uncertainties and are not guarantees of future performance. Factors that could cause actual results to differ materially from those expressed or implied by such statements include, without limitation: the level of demand for our products; global economic and industry conditions; the effects of regional or global health epidemics, including the effects of the COVID-19 pandemic on the Company’s operations and on those of our customers and suppliers;  global trade issues, including the ongoing trade disputes between the U.S. and China, and changes in trade and export license policies; our dependency on third-party suppliers and outsourcing partners; the timing of customer orders; our ability to develop, deliver and support new products and technologies; our ability to expand our current markets, increase market share and develop new markets; the concentrated nature of our customer base; our ability to obtain and protect intellectual property rights in key technologies; our ability to achieve the objectives of operational and strategic initiatives and attract, motivate and retain key employees; the variability of results among products and end-markets, and our ability to accurately forecast future results, market conditions, and customer requirements; the impact of our indebtedness, including our convertible senior notes and our capped call transactions; and other risks and uncertainties described in our SEC filings on Forms 10-K, 10-Q and 8-K, and from time-to-time in our other SEC reports. All forward-looking statements speak only to management’s expectations, estimates, projections and assumptions as of the date of this press release or, in the case of any document referenced herein or incorporated by reference, the date of that document. The Company does not undertake any obligation to update or publicly revise any forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

-financial tables attached-

Veeco Contacts:

Investors:Anthony Bencivenga (516) 252-1438abencivenga@veeco.com

Media:Kevin Long (516) 714-3978klong@veeco.com

Veeco Instruments Inc. and Subsidiaries
Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Net sales	$163,999	$146,344	$320,425	$280,059
Cost of sales	99,732	86,178	190,146	164,978
Gross profit	64,267	60,166	130,279	115,081
Operating expenses, net:
Research and development	26,016	22,553	50,133	44,398
Selling, general, and administrative	22,950	21,466	45,844	41,722
Amortization of intangible assets	2,505	2,976	5,009	6,330
Other operating expense (income), net	(27)	(81)	(47)	(36)
Total operating expenses, net	51,444	46,914	100,939	92,414
Operating income	12,823	13,252	29,340	22,667
Interest expense, net	(2,635)	(6,585)	(5,438)	(13,208)
Income before income taxes	10,188	6,667	23,902	9,459
Income tax expense (benefit)	533	319	917	617
Net income	$9,655	$6,348	$22,985	$8,842

Income per common share:
Basic	$0.19	$0.13	$0.46	$0.18
Diluted	$0.18	$0.12	$0.43	$0.17

Weighted average number of shares:
Basic	49,697	48,743	49,702	48,758
Diluted	59,455	53,942	59,521	53,539

Veeco Instruments Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

(in thousands)

	June 30,	December 31,
	2022	2021
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$116,916	$119,747
Restricted cash	727	725
Short-term investments	113,159	104,181
Accounts receivable, net	126,881	109,609
Contract assets	17,367	18,293
Inventories	176,491	170,858
Prepaid expenses and other current assets	17,743	25,974
Total current assets	569,284	549,387
Property, plant and equipment, net	105,031	99,743
Operating lease right-of-use assets	26,405	28,813
Intangible assets, net	28,896	33,905
Goodwill	181,943	181,943
Deferred income taxes	1,639	1,639
Other assets	3,454	3,546
Total assets	$916,652	$898,976

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$47,074	$44,456
Accrued expenses and other current liabilities	56,918	79,752
Customer deposits and deferred revenue	74,560	63,136
Income taxes payable	1,598	1,860
Current portion of long-term debt	20,120	—
Total current liabilities	200,270	189,204
Deferred income taxes	4,774	4,792
Long-term debt	254,055	229,438
Long-term operating lease liabilities	31,772	32,834
Other liabilities	5,044	5,080
Total liabilities	495,915	461,348

Total stockholders’ equity	420,737	437,628
Total liabilities and stockholders’ equity	$916,652	$898,976

Note on Reconciliation Tables

The below tables include financial measures adjusted for the impact of certain items; these financial measures are therefore not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). These Non-GAAP financial measures exclude items such as: share-based compensation expense; charges relating to restructuring initiatives; non-cash asset impairments; certain other non-operating gains and losses; and acquisition-related items such as transaction costs, non-cash amortization of acquired intangible assets, and certain integration costs.

These Non-GAAP financial measures may be different from Non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. By excluding these items, Non-GAAP financial measures are intended to facilitate meaningful comparisons to historical operating results, competitors’ operating results, and estimates made by securities analysts. Management is evaluated on key performance metrics including Non-GAAP Operating income (loss), which is used to determine management incentive compensation as well as to forecast future periods. These Non-GAAP financial measures may be useful to investors in allowing for greater transparency of supplemental information used by management in its financial and operational decision-making. In addition, similar Non-GAAP financial measures have historically been reported to investors; the inclusion of comparable numbers provides consistency in financial reporting. Investors are encouraged to review the reconciliation of the Non-GAAP financial measures used in this news release to their most directly comparable GAAP financial measures.

Reconciliation of GAAP to Non-GAAP Financial Data (Q2 2022)

(in thousands)
(unaudited)

		Non-GAAP Adjustments
		Share-Based
Three months ended June 30, 2022	GAAP	Compensation	Amortization	Other		Non-GAAP
Net sales	$163,999					$163,999
Gross profit	64,267	1,251		654		66,172
Gross margin	39.2%					40.3%
Operating expenses	51,444	(5,027)	(2,505)	(719)		43,193
Operating income	12,823	6,278	2,505	1,373	^	22,979
Net income	9,655	6,278	2,505	1,537	^	19,975

^	- See table below for additional details.

Other Non-GAAP Adjustments (Q2 2022)

(in thousands)
(unaudited)

Three months ended June 30, 2022
Transition expenses related to San Jose expansion project	$1,313
Depreciation of PP&E fair value step-up associated with the Ultratech purchase accounting	60
Subtotal	1,373
Non-cash interest expense	239
Non-GAAP tax adjustment *	(75)
Total Other	$1,537

*	- The ‘with or without’ method is utilized to determine the income tax effect of all Non-GAAP adjustments.

Net Income per Common Share (Q2 2022)

(in thousands, except per share amounts)
(unaudited)

	Three months ended June 30, 2022
	GAAP	Non-GAAP
Numerator:
Net income	$9,655	$19,975
Interest expense associated with convertible notes	1,273	2,467
Net income available to common shareholders	$10,928	$22,442

Denominator:
Basic weighted average shares outstanding	49,697	49,697
Effect of potentially dilutive share-based awards	816	816
Dilutive effect of 2023 Convertible Senior Notes	—	504
Dilutive effect of 2025 Convertible Senior Notes	—	5,521
Dilutive effect of 2027 Convertible Senior Notes (1)	8,942	6,771
Diluted weighted average shares outstanding	59,455	63,309

Net income per common share:
Basic	$0.19	$0.40
Diluted	$0.18	$0.35

(1)    - The non-GAAP incremental dilutive shares includes the impact of the Company’s capped call transaction issued concurrently with our 2027 Notes, and as such, an effective conversion price of $18.46 is used when determining incremental shares to add to the dilutive share count. The GAAP incremental dilutive shares does not include the impact of the Company’s capped call transaction, and as such, an effective conversion price of $13.98 is used when determining incremental shares to add to the dilutive share count.

Reconciliation of GAAP to Non-GAAP Financial Data (Q2 2021)

(in thousands, except per share amounts)
(unaudited)

		Non-GAAP Adjustments
		Share-based
Three months ended June 30, 2021	GAAP	Compensation	Amortization	Other		Non-GAAP
Net sales	$146,344					$146,344
Gross profit	60,166	650		31		60,847
Gross margin	41.1%					41.6%
Operating expenses	46,914	(3,717)	(2,976)	(671)		39,550
Operating income	13,252	4,367	2,976	702	^	21,297
Net income	6,348	4,367	2,976	4,214	^	17,905

Income per common share:
Basic	$0.13					$0.37
Diluted	0.12					0.35
Weighted average number of shares:
Basic	48,743					48,743
Diluted (1)	53,942					51,772

^	- See table below for additional details.

(1)    - The non-GAAP incremental dilutive shares includes the impact of the Company’s capped call transaction issued concurrently with our 2027 Notes, and as such, no incremental shares are added to the dilutive share count in periods in which the average stock price per share is below $18.46. The GAAP incremental dilutive shares does not include the impact of the Company’s capped call transaction, and as such, incremental shares are added to the dilutive share count in periods in which the average stock price per share is above $13.98, and the Company is in a net income position. The average stock price for the three months ended June 30, 2021 was $22.94, and therefore 1.3 million shares were included in the non-GAAP diluted share count, and 3.5 million shares were included in the GAAP diluted share count related to the 2027 Notes.

Other Non-GAAP Adjustments (Q2 2021)

(in thousands)
(unaudited)

Three months ended June 30, 2021
Transition expenses related to San Jose expansion project	$609
Depreciation of PP&E fair value step-up associated with the Ultratech purchase accounting	93
Subtotal	702
Non-cash interest expense	3,586
Non-GAAP tax adjustment *	(74)
Total Other	$4,214

*	- The ‘with or without’ method is utilized to determine the income tax effect of all Non-GAAP adjustments.

Reconciliation of GAAP Net Income to Non-GAAP Operating Income (Q2 2022 and 2021)

(in thousands)
(unaudited)

	Three months ended	Three months ended
	June 30, 2022	June 30, 2021
GAAP Net income	$9,655	$6,348
Share-based compensation	6,278	4,367
Amortization	2,505	2,976
Transition expenses related to San Jose expansion project	1,313	609
Depreciation of PP&E fair value step-up associated with the Ultratech purchase accounting	60	93
Interest (income) expense, net	2,635	6,585
Income tax expense (benefit)	533	319
Non-GAAP Operating income	$22,979	$21,297

Reconciliation of GAAP to Non-GAAP Financial Data (Q3 2022)

(in millions, except per share amounts)

(unaudited)

				Non-GAAP Adjustments
Guidance for the three months ending				Share-based
September 30, 2022	GAAP			Compensation	Amortization	Other	Non-GAAP
Net sales	$160	-	$180				$160	-	$180
Gross profit	64	-	75	1	—	1	66	-	77
Gross margin	40%	-	42%				41%	-	43%
Operating expenses	53	-	55	(5)	(3)	(1)	45	-	47
Operating income	11	-	20	6	3	1	21	-	30
Net income	$7	-	$17	6	3	2	$18	-	$28

Income per diluted common share	$0.14	-	$0.30				$0.32	-	$0.48

Income per Diluted Common Share (Q3 2022)

(in millions, except per share amounts)
(unaudited)

Guidance for the three months ending September 30, 2022	GAAP			Non-GAAP
Numerator:
Net income	$7	-	$17	$18	-	$28
Interest expense associated with convertible notes	1		3	2		2
Net income available to common shareholders	$8	-	$20	$20	-	$30

Denominator:
Basic weighted average shares outstanding	50		50	50		50
Effect of potentially dilutive share-based awards	1		1	1		1
Dilutive effect of 2023 Convertible Senior Notes	—		—	—		—
Dilutive effect of 2025 Convertible Senior Notes	—		6	6		6
Dilutive effect of 2027 Convertible Senior Notes (1)	9		9	7		7
Diluted weighted average shares outstanding	60		66	64		64

Net income per common share:
Income per diluted common share	$0.14	-	$0.30	$0.32	-	$0.48

(1)    - The non-GAAP incremental dilutive shares includes the impact of the Company’s capped call transaction issued concurrently with our 2027 Notes, and as such, an effective conversion price of $18.46 is used when determining incremental shares to add to the dilutive share count. The GAAP incremental dilutive shares does not include the impact of the Company’s capped call transaction, and as such, an effective conversion price of $13.98 is used when determining incremental shares to add to the dilutive share count.

Reconciliation of GAAP Net Income to Non-GAAP Operating Income (Q3 2022)

(in millions)
(unaudited)

Guidance for the three months ending September 30, 2022
GAAP Net income	$7	-	$17
Share-based compensation	6	-	6
Amortization	3	-	3
Interest expense, net	3	-	3
Other	2	-	1
Non-GAAP Operating income	$21	-	$30

Note: Amounts may not calculate precisely due to rounding.